PARTICIPATION AGREEMENT

                                      Among

                      THE VICTORY VARIABLE INSURANCE FUNDS

                            KEY ASSET MANAGEMENT INC.

                     BISYS FUND SERVICES LIMITED PARTNERSHIP

                                       and

                     KEMPER INVESTORS LIFE INSURANCE COMPANY


            THIS AGREEMENT, made and entered into as of the 1st day of June, 1999 by and among KEMPER INVESTORS LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Illinois corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and The Victory Variable Insurance Funds, an unincorporated business trust organized under the laws of the State of Delaware (hereinafter the "Fund"), on behalf of its series Portfolios listed on Schedule A individually, and not jointly (each a "Portfolio"); Key Asset Management Inc. (hereinafter the "Adviser"), a New York corporation, and BISYS Fund Services Limited Partnership (hereinafter the "Underwriter") an Ohio limited partnership.

            WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter "Participating Insurance Companies"); and

            WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each having multiple classes of shares and each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a "Portfolio"); and

            WHEREAS, the Underwriter (under its former name, The Winsbury Company Limited Partnership) relies on an order from the Securities and Exchange Commission (the "SEC"), dated January 16, 1996, (File No. 812-9236), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Portfolios to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

            WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933 as amended (hereinafter the "1933, Act"); and

            WHEREAS, the Adviser, a duly registered investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws, serves as investment adviser to the Funds;

            WHEREAS, the Company has established or will establish one or more Accounts to fund certain variable life insurance policies and variable annuity contracts (collectively, the "Contracts") and the Company has registered or will register, if required by applicable law, the Contracts under the 1933 Act, and

            WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company and divided into subaccounts ("Subaccounts"), to set aside and invest assets attributable to the aforesaid Contracts; and

            WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act (unless exempt therefrom); and

            WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

            WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios (specified in Schedule A hereto) on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

            NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Underwriter agree as follows:

                                   ARTICLE I
                               Sale of Fund Shares

            1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

            1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

            1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain pension and retirement plans provided under the Shared Funding Exemptive Order. No shares of any Portfolio will be sold to the general public.

            1.4. The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by an Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this
Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

            1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Contracts under which amounts may be invested in the Fund are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto. The Company shall give the Fund or the Underwriter advance written notice of its intention to make other investment companies available as a finding vehicle for the Contracts.

            1.6. With respect to payment of the purchase price by the Company and of redemption proceeds by the Fund, the Company and the Fund shall net purchase and redemption orders with respect to the Portfolios and shall transmit one net payment for all of the Portfolios in accordance with Section 1.7 hereof.

            1.7. In the event of net purchases, the Company shall pay for Fund shares by the close of business on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1 hereof. In the event of net redemptions, the Fund shall pay the redemption proceeds by the close of business on the next Business Day after an order to redeem shares is made in accordance with the provisions of Section 1.4 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.09 and 2.10, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

            1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate Subaccount of each Account.

            1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions. The Fund shall provide advance notice to Company of any date on which the Fund reasonably expects to make a dividend distribution; normally this notice will be given at least ten days in advance of the ex-dividend date.

            1.10. The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. New York time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time. If the Fund provides materially incorrect share net asset value information, the Fund shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company. Any party to this Agreement that is responsible for a material (as determined by the Fund) pricing error shall make the Account whole.

                                   ARTICLE II
                         Representations and Warranties

            2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, or are exempt from or not subject to registration thereunder, that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 245.21 of the Illinois Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as a segregated investment account for the Contracts.

            2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Delaware and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

            2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification, (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the Subaccounts to avail themselves of the "look through" provisions of section 817(h) of the Code, and that as a result the Contracts will almost certainly fail to qualify as annuity, endowment or life insurance contracts under section 817(h) of the Code.

            2.4. The Company represents that the Contracts are currently treated as life insurance, endowment or annuity insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

            2.5. (a) With respect to Class A shares of the Portfolios, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 plan on behalf of the Class A shares of its Portfolios under which it makes no payments for distribution expenses. To the extent that the Fund decides to finance expenses related to the distribution of Class A shares of the Portfolios pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

            (b) The Fund represents and warrants that the "no fee" or "defensive" Rule 12b-1 plan on behalf of the Class A shares was duly adopted by the Board of Trustees of the Fund and complies in all material respects with the 1940 Act and the rules thereunder.

            2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

            2.7. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

            2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

            2.9. The Adviser represents and warrants that it is and shall remain duly registered as an investment adviser under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal laws.

            2.10. The Fund, the Adviser and the Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

            2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

            2.12. The Company represents and warrants that it is and shall remain duly registered as an insurance company under the laws of the State of Illinois.

            2.13.   For  its   unregistered   Accounts  which  are  exempt  from
registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, the Company represents and agrees that:

                  (a) the principal underwriter for each such unregistered Account and Subaccount is a registered broker-dealer under the 1934 Act;

                  (b) the shares of the Portfolios of the Fund are to be the only investment securities held by the Subaccounts; and

                  (c) with regard to each Portfolio, the Company, on behalf of the corresponding Subaccount, will:

                        (i) vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

                        (ii) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

                                  ARTICLE III
                    Prospectuses and Proxy Statements; Voting

            3.1. The Fund shall provide the Company, without charge, with as many printed copies of the Fund's current prospectus (describing only the Portfolios and classes listed in Schedule A hereto) and statement of additional information as the Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such shares. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer in one of the following formats: EDGAR, .TXT (text file), .DOC (word document), .RFT (rich text), or .PDF (portable document format)) and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses, statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information or supplements thereto provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Underwriter. If the Company chooses to receive "camera ready" copy or diskette format in lieu of receiving printed copies of such prospectus or supplement, the Fund or the Underwriter will reimburse the Company in an amount equal to the same proportion of the total printing expense for such materials as the number of pages in each such printed document provided by the Underwriter bears to the total number of pages in such printed document. The same procedures shall be followed with respect to the Fund's statement of additional information.

            The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.

            3.2.  The  Fund's  prospectus  shall  state  that the  statement  of additional information for the Fund is available from the Underwriter or the Company (or in the Fund's discretion, the prospectus shall state that such statement is available from the Fund) without charge. The Fund or its designee, at its expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Contract funded by Fund shares or not funded by such shares. The Fund or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement.

            3.3. The Fund, at its expense, shall provide the Company with copies of its proxy statements and other communications (except for prospectuses, statements of additional information and reports to shareholders, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require in order for the Company to distribute such documents to Contract owners.

            3.4. With respect to the Contracts sold under private placement offering, the Company shall vote shares held by it in accordance with Section
2.12 of this Agreement. Otherwise, if and to the extent required by law the Company shall:

                  (i)   solicit voting instructions from Contract owners;

                  (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

                  (iii) vote Fund  shares  for which no  instructions  have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received from Contract owners;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass- through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right to the extent permitted by law.

            3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

            3.6. The Fund shall provide to the Company the prospectuses and annual reports referenced in this Agreement within 15 days prior to the Company's obligation to mail. If the documents are not delivered to the Company within ten (10) days of the Company's obligation to mail, the Fund shall reimburse the Company for any extraordinary out-of-pocket costs related to the Company's obligation to mail such documents (including, but not limited to, overtime for printing and mailing).

                                   ARTICLE IV
                         Sales Material and Information

            4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, the form of each piece of sales literature or other promotional material in which the Fund, the Adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within twelve Business Days after receipt of such material.

            4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in or accurately derived from the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

            4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within twelve Business Days after receipt of such material.

            4.4. The Fund, the Adviser and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in or accurately derived from a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

            4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

            4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, promptly after the filing of such document with the SEC or other regulatory authorities.

            4.7. The Company and the Fund shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Contracts, the Fund or its shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.

            4.8. The Fund and the Adviser will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund's registration statement, prospectus or statement of additional information for any Account. The Fund and the Adviser will cooperate with the Company so as to enable the Company to solicit voting instructions from Contract owners or to make changes in its prospectus, statement of additional information or registration statement, in an orderly manner. The Fund and the Adviser will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates of such prospectuses.

            4.9. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic media or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints
or  excerpts  of  any  other  advertisement,   sales  literature,  or  published
articles), educational or training materials, or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials, including electronic and Web site materials.

                                   ARTICLE V
                                Fees and Expenses

            5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this Agreement (except for items covered in Article III). Each party, however, shall, in accordance with the allocation of expenses specified in Articles II and V hereof, reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Fund and/or to the Accounts.

            5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the fees and expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), costs associated with proxy solicitations initiated by the Fund (including printing, mailing and tabulation expenses), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

            5.3. The Fund shall bear the expenses of distributing the Fund's prospectus, proxy materials and reports to owners of Contracts issued by the Company.

                                   ARTICLE VI
                                 Diversification

            The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund represents and warrants that each Portfolio of the Fund will meet the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations, as if those requirements applied directly to each such Portfolio. In the event of a breach of this
Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify each Portfolio of the Fund so as to achieve compliance with the grace period afforded by Regulation 1.817-5.

                                  ARTICLE VII
                               Potential Conflicts

            7.1. The Board of Trustees of the Fund ("Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance policy owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

            7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

            7.3. If it is determined by a majority of the Board, or a majority of its disinterested, members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested members of the Board), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company, unless a majority of Contract owners materially adversely affected by the conflict have voted to decline to establish a new registered management investment company.

            7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's (or Subaccount's) investment in the Fund and terminate this Agreement with respect to such Account (or Subaccount); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

            7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

            7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

            7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable, and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rules) as so amended or adopted.

                                  ARTICLE VIII
                                 Indemnification

            8.1. Indemnification By The Company

            8.1(a) The Company agrees to indemnify and hold harmless the Fund, the Underwriter and each trustee of the Board and officers and each person, if any, who controls the Underwriter or the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or its designee by or on behalf of the Fund for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares;

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares;

            (iii) arise out of any untrue  statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund, the Adviser or the Underwriter by or on behalf of the Company;

            (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance  with the provisions of Sections  8.1(b) and 8.1
(c) hereof.

            8.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

            8.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

            8.2. Indemnification by the Underwriter

            8.2(a) The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arms related to the sale or acquisition of the Fund's shares or the Contracts and:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter, Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares;

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares;

            (iii) arise out of any untrue  statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund;

            (iv) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

            (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

            8.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Company or each Account, whichever is applicable.

            8.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, arid the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.2(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

            8.3. Indemnification By the Fund

            8.3(a) The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

            (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon or in conformity with information furnished to the Fund, the Underwriter or the Adviser, or their respective designees by or on behalf of the Company for use in a registration statement, prospectus or statement of additional information for the Fund or in sales literature or other promotional material for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

            (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Contracts not supplied by the Fund, the Adviser, the Underwriter or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Fund or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

            (iii) arise out of any untrue  statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

            (iv) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

            (v) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement), or

            (vi) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

            8.3(b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Company, or each Account, whichever is applicable.

            8.3(c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.3(d) The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

                                   ARTICLE IX
                                 Applicable Law

            9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

            9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                   ARTICLE X
                                   Termination

            10.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party for any reason by 60 days' advance written notice delivered to the other parties; or

            (b) termination by the Company by 30 days' written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts or not consistent with the Company's obligations to Contract owners; or

            (c) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or any independent or resulting failure under Section 817 of the Code, or under any successor or similar provision of either, or if the Company reasonably believes that the Fund may fail to so qualify; or

            (e) termination by the Fund upon institution of formal proceedings against the Company by the NASD, the SEC, any state securities or insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts or the purchase of Fund shares; or

            (f) termination by the Company upon institution of formal proceedings against the Fund, the Adviser or Underwriter by the NASD, the SEC, any state securities or insurance department or any other regulatory body regarding the Fund's, the Adviser's or Underwriter's duties under this Agreement or related to the sale of Fund shares; or

            (g) termination by the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any Subaccounts) to substitute the shares of another investment company for the corresponding Portfolio shares in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Fund of any proposed vote or other action taken to replace the shares; or

            (h) termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, but no termination shall be effective under this subsection (h) until the Company has been afforded a reasonable opportunity to respond to a statement by the Fund or the Underwriter concerning the reason for notice of termination hereunder; or

            (i) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, but no termination shall be effective under this subsection (i) until the Fund, the Adviser and the Underwriter has been afforded a reasonable opportunity to respond to a statement by the Company concerning the reason for notice of termination hereunder; or

            (j) termination by the Fund or the Underwriter by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in Section 1.5(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(j) shall be effective 60 days after the 45-day notice specified in Section 1.5(b) was given. The Company may, at its option, withdraw its notice of the addition of other mutual funds, and such withdrawal shall operate to cancel any termination under this subsection (j) by the Fund or the Underwriter.

            10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the term and conditions of this Agreement, for all Contracts, in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

            10.3. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, and as may be in the best interests of Contract owners, as determined by the Company, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

            10.4. Notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with respect to any Existing Contract, for so long as such Existing Contract has assets invested in the Fund: Sections 1.3 to 1.10 of
Article I (governing the pricing and redemption of shares); Article II (Representations and Warranties); Sections 3.1 through 3.3 and 3.5 of Article III (Prospectuses and Proxy Statements, and Voting); Articles IV through IX (Sales Material and Information; Fees and Expenses, Diversification; Potential Conflicts; Indemnification, and Applicable Law); Article XI (Notices); and Sections 12.1, 12.2, and 12.5 through 12.8 of Article XII (Miscellaneous). Further, notwithstanding any termination of this Agreement for any reason, the terms and conditions of the following provisions of this Agreement shall remain in effect with regard to Contracts previously invested in the Fund: Article II (Representations and Warranties); and Article VIII (Indemnification).

                                   ARTICLE XI
                                     Notices

            Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:         The Victory Variable Insurance Funds
                        c/o BISYS Fund Services, Inc.

                        3435 Stelzer Road
                        Columbus, Ohio 43219
                        Attention: General Counsel

                        With a copy to:
                        Jay G. Baris
                        Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York 10022

If to the Adviser:      Key Asset Management Inc.
                        127 Public Square
                        Cleveland, Ohio 44114
                        Attention:  Kathleen A. Dennis
                                    Senior Managing Director

If to the Underwriter:  BISYS Fund Services, Inc.
                        3435 Stelzer Road
                        Columbus, Ohio 43219
                        Attention:  General Counsel

If to the Company:      Kemper Investors Life Insurance Company
                        1 Kemper Drive
                        Long Grove, Illinois 60049
                        Attention: General Counsel

                                  ARTICLE XII
                                  Miscellaneous

            12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

            12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

            12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

            12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

            12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

            12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Illinois Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the Illinois Insurance Regulations and any other applicable law or regulations.

            12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

            12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter (but in such event the Underwriter shall continue to be liable under Article VIII of this Agreement for any indemnification due to the Company, and the assignee shall also be liable), if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

            12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, copies of the following reports:

            (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

            (b) the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period;

            (c) any other report submitted to the Company by independent accountants in connection with any annual audit made by them of the books of the Company, as soon as practical after the receipt thereof; but nothing in this subsection shall require the Company to disclose any information that is privileged, or which if disclosed would put the Company at a competitive disadvantage and is both (i) confidential and (ii) not material to the Company's financial condition.

            12.10. Treatment of Each Portfolio. The execution and delivery of this Agreement have been authorized by the Fund, and this Agreement has been executed and delivered by authorized officers of the Fund acting as such; neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them or any shareholder of the Portfolios personally, but shall bind only the assets and property of the respective Portfolios, as provided in the Fund's Trust Instrument.

            12.11. References to Individual Portfolios. Every reference to a Portfolio will be deemed a reference solely to the particular Portfolio (as set forth in Schedule A, as may be amended from time to time). Under no circumstances shall the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. In particular, and without otherwise limiting the scope of this paragraph, neither the Company nor the Underwriter nor the Adviser shall have the right to set off claims of a Portfolio by applying the property of any other Portfolio.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date set forth at the beginning of this Agreement.

KEMPER INVESTORS LIFE INSURANCE          THE VICTORY  VARIABLE  INSURANCE FUNDS,
COMPANY                                  on  behalf  of  its  series  portfolios
                                         listed on Schedule A,  individually and
                                         not
                                         jointly

By: /s/ Otis Hildman Jr.                 By: /s/ J. David Huber
  -----------------------------             -----------------------------------
   Name:                                    Name:  J. David Huber
   Title:                                   Title: Vice President


BISYS FUND SERVICES                      KEY ASSET MANAGEMENT INC.
LIMITED PARTNERSHIP

By:  BISYS Fund Services, Inc.,          By: /s/ Kathleen A. Dennis
     Its General Partner                    -----------------------------------
                                            Name:  Kathleen A. Dennis
                                            Title: Senior Managing Director

By: /s/ William J. Tomko
  -----------------------------
   Name:  William J. Tomko
   Title: EVP

                                   Schedule A

Name of Separate Account and Date Established:

            KILICO Variable Separate Account - 2 (June 17, 1997)
            KILICO Variable Series I Separate Account (August 6, 1996) KILICO Variable Series II Separate Account (January 30, 1997) KILICO Variable Annuity Separate Account - 2 (March 19, 1998)



Contract(s) of the Company:

            Key Priority Flexible Premium Variable Life
            Series I-K Group Variable Life Insurance Policy
            Series VIII Individual Variable Life Insurance Policy
            Series IX Survivorship Variable Life Insurance Policy
            Series XV Group Flexible Premium Variable Deferred Annuity
            Contract



Series of The Victory Variable Insurance Funds:

            Investment Quality Bond Fund Class A
            Diversified Stock Fund Class A
            Small Company Opportunity Fund Class A